UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2005

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(860) 728-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.—Entry into a Material Definitive Agreement

On April 13, 2005, United Technologies Corporation (“UTC”) held its 2005 Annual Meeting of Shareowners. Shareowners submitting votes for the meeting approved the adoption of the United Technologies Corporation 2005 Long Term Incentive Plan (the “2005 Plan”). The 2005 Plan became effective on April 13, 2005, upon approval by shareowners. A summary description of the 2005 Plan is set forth on pages 16 through 20 of UTC’s Proxy Statement dated February 25, 2005, which description is incorporated by reference herein. Such description is qualified in its entirety by reference to the complete terms and conditions of the 2005 Plan, a copy of which is included herewith as Exhibit 10.1 to this Report.

Section 8—Other Events

Item 8.01.—Other Events

On April 13, 2005, UTC’s Board of Directors approved a 2-for-1 split of UTC’s Common Stock in the form of a stock dividend. The stock dividend will be issued June 10, 2005 to shareowners of record at the close of business on May 20, 2005. The Board also doubled the outstanding authorization for the repurchase of UTC Common Stock in keeping with the stock split.

Section 9—Financial Statements and Exhibits

Item 9.01—Financial Statements and Exhibits

(c) Exhibits

The following Exhibit is included herewith:

Exhibit Number	Exhibit Description
10.1	United Technologies Corporation 2005 Long Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION (Registrant)

Date: April 18, 2005	By:	/s/ William H. Trachsel
William H. Trachsel
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	United Technologies Corporation 2005 Long Term Incentive Plan